EXHIBIT 32.01

                  CERTIFICATION BY CHIEF EXECUTIVE OFFICER &
                            CHIEF FINANCIAL OFFICER

I, Michael Pacult, the Chief Executive Officer and Chief Financial Officer of White Oak Financial Services, Inc. as General Partner of Providence Select Fund, LP, certify that (i) Amendment No. 2 to Form 10-K for the year ended December 31, 2006 of Providence Select Fund, LP fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in Amendment No. 2 to Form 10-K for the year ended December 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of Providence Select Fund, LP.


PROVIDENCE SELECT FUND, LP
By:	White Oak Financial Services, Inc., General Partner



By:	/s/ Michael Pacult
 	Michael Pacult
 	Chief Executive Officer &
 	Chief Financial Officer


Date:	August 23, 2007

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